Exhibit 32.2

SECTION 1350 CERTIFICATIONS

I, Hakan L. Orvell, Chief Financial Officer of Performant Financial Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Annual Report on Form 10-K of the Company (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 21, 2013

/s/ Hakan L. Orvell
Hakan L. Orvell Chief Financial Officer